Exhibit 10.1

HARBIN ELECTRIC, INC. A US Public Company. Stock Symbol: HRBN

                                                        June 1, 2009

Gentlemen:

Reference is hereby made to (i) the Purchase Agreement dated August 29, 2006 (the “Purchase Agreement”) by and among Citadel Equity Fund Ltd., Merrill Lynch International and Harbin Electric, Inc., a Nevada corporation (the “Company”) and (ii) the Indenture dated as of August 30, 2006, as supplemented (the “Indenture”) by and among the Company, the Subsidiary Guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”) with respect to the Company’s Guaranteed Senior Secured Floating Rate Notes due 2012 (the “2012 Notes”) and the Company’s Guaranteed Senior Secured Floating Rate Notes due 2010.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement or the Indenture, as the case may be.

Section 8.02 of the Indenture provides, among other things, that without the consent of each Holder, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) reduce the interest or principal of any Note or impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on such Holder’s Notes.

The undersigned Holder owns $26.5 million aggregate principal amount of the 2012 Notes, which represents a majority of the principal amount of all of the 2012 Notes currently outstanding.

The undersigned Holder hereby (i) waives each and every applicable provision of the Indenture (including without limitation Article 3 and Sections 4.09 and 4.10 thereof) but only to the fullest extent necessary solely to permit the Company to repurchase, at its option, all (but not part) of the 2012 Notes held by such Holder at any time on or prior to August 31, 2009 at the Repurchase Price (defined below), (the “Proposed 2012 Note Repurchase”), (ii) consents to the Proposed 2012 Note Repurchase, (iii) waives each and every provision of the Indenture (including without limitation Article 3 and Sections 4.09 and 4.10 thereof) but only to the fullest extent necessary solely to permit the Company to Incur up to $50 million in Debt (the “New Debt”) on or prior to August 31, 2009; provided that the Company shall use up to $38 million of the proceeds of the New Debt for the Proposed 2012 Note Repurchase (the “Proposed Debt Incurrence”) and (iv) consents to the Proposed Debt Incurrence.

The “Repurchase Price” shall, in the sole discretion of the undersigned Holder, be either (a) cash equal to 85% of the aggregate principal amount of the 2012 Notes held by such Holder plus accrued and unpaid interest thereon to but excluding the Repurchase Date (defined below) or (b) the sum of (x) any securities being issued in the Proposed Debt Incurrence in an aggregate principal amount at par up to 50% of the principal amount of the 2012 Notes held by such Holder and (y) cash equal to 85% of the aggregate remaining principal amount of the 2012 Notes held by such Holder  plus any accrued and unpaid interest thereon to but excluding the Repurchase Date.

Main Office
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, China 150060
Tel: 86-451- 8611-6757                                               Fax: 86-451-8611-6769
US Office
20 Ramblewood Road, Shoreham, NY 11786
Tel: 631-312-8612
www.harbinelectric.com

The “Repurchase Date” shall mean a business day on which the Proposed 2012 Note Repurchase is consummated; provided that, if the Proposed Debt Incurrence is consummated, the Repurchase Date shall be no later than one business day following the date on which the Proposed Debt Incurrence is consummated.

Except as noted in the preceding paragraph, the undersigned Holder hereby waives and agrees not to exercise, on behalf of itself, until August 31, 2009, any and all rights that it may otherwise have under Section 5A (Right to Future Stock Issuance) of the Purchase Agreement, but only to the extent that the proceeds from the issuance of New Securities (as defined in the Purchase Agreement) are used for the Proposed 2012 Note Repurchase.

The Company hereby agrees to use its reasonable best efforts to consummate the Proposed 2012 Note Repurchase on or prior to August 31, 2009.

In the event that the Company proposes to issue New Debt as provided herein, the Company shall give written notice (the “Offer Notice”) to the undersigned Holder, stating (a) its bona fide intention to offer such New Debt, (b) the amount of such New Debt to be offered, and (c) the price and terms upon which it proposes to offer such New Debt; and by notification to the Company within five business days after the Offer Notice is given, the undersigned Holder may elect to acquire, in exchange at par for up to 50% of the principal amount of the 2012 Notes held by such Holder, any securities representing the New Debt at the price and on the terms specified in the Offer Notice, and the Company shall not offer or sell the remaining portion of such securities representing such New Debt to any other person or persons other than at a price not less than, and upon terms no more favorable to such other person or persons than, those specified in the Offer Notice.

Any and all consents and waivers granted by the undersigned Holder set forth above shall expire at 5 p.m. New York time on August 31, 2009, and to the extent the Company is in breach of any provision of the Indenture or the Notes, the undersigned Holder reserves its rights to take any and all actions permitted under the Indenture, the Notes or applicable law.  In the event that the Proposed 2012 Note Repurchase is not consummated on or prior to August 31, 2009, then the Company will pay, on or before September 2, 2009, the undersigned Holder an amount equal to 2% of the aggregate principal amount of the 2012 Notes listed next to such Holder’s name below, which amount shall be in addition to any and all amounts due under the Indenture or the 2012 Notes.  Any and all consents and waivers granted by such Holder set forth above and to the extent not expired as specified herein shall be binding on the party hereto and its respective successors, assigns and transferees.

Except as expressly waived or otherwise specifically provided herein, all of the terms of each of the 2012 Notes, the Indenture and the Purchase Agreement shall remain unamended and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

This letter is governed by the laws of the State of New York without giving effect to the conflict of laws rules of any jurisdiction. This letter may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.  Any signature delivered by a party via telecopier shall be deemed to be an original signature hereto.

Kindly acknowledge receipt of this letter and agreement to the foregoing by executing the enclosed copy of this letter where indicated and returning it to the Company, whereupon it shall become a binding agreement among us as of the date hereof.

Main Office
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, China 150060
Tel: 86-451- 8611-6757                                               Fax: 86-451-8611-6769
US Office
20 Ramblewood Road, Shoreham, NY 11786
Tel: 631-312-8612
www.harbinelectric.com

Very truly yours,

Harbin Electric, Inc.

By:

Name: Tianfu Yang
Title: Chairman & CEO

AGREED AND ACKNOWLEDGED:

Citadel Equity Fund Ltd.
By: Citadel Advisors LLC, its Portfolio Manager

By:________________________________
Name:
Title:

Aggregate Principal Amount of the 2012 Notes Owned and For Which Waivers and Consents As Specified Herein Are Given: $26.5 million

Main Office
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, China 150060
Tel: 86-451- 8611-6757                                               Fax: 86-451-8611-6769
US Office
20 Ramblewood Road, Shoreham, NY 11786
Tel: 631-312-8612
www.harbinelectric.com